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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our reports dated 15 October 1999 and 7 December 1998 relating to the financial statements of Dandelion Distribution Ltd., which appears in such Prospectus and state explicitly that the financial statements and our reports thereon were prepared only for the purpose of complying with UK statutory reporting requirements and they should not be relied upon for any other purpose. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Barnes Roffe

Barnes Roffe
Dartford, Kent
18 October 1999